Exhibit 99.1

ZIVO BIOSCIENCE AND NUTRIQUEST EXECUTE AGREEMENT TO JOINTLY PURSUE NEW FEED AND FEED ADDITIVE SOLUTIONS FOR POULTRY AND SWINE NUTRITIONAL APPLICATIONS

KEEGO HARBOR, MI – (December 15, 2016) – ZIVO Bioscience, Inc. (OTCQB: ZIVO) a company dedicated to the development and commercialization of nutritional compounds and bioactive molecules derived from its proprietary algal strains, and NutriQuest LLC, an innovative leader in animal health and nutrition solutions, announced the execution of a Letter of Intent to jointly develop and test animal nutrition products derived from the proprietary ZIVO algae strain. Both firms have committed to enter into a definitive agreement that grants NutriQuest a worldwide license to market the products under its brand name. Product formulation and validation may begin as early as February 2017 in NutriQuest facilities.

This product initiative helps speed ZIVO’s entry into global markets and significantly enhances adoption of any new products emanating from the joint effort. NutriQuest has built a successful solutions-oriented practice with global reach, providing the credibility and market visibility that only a well -established brand name in animal health and nutrition can command.

A forthcoming announcement and regulatory filing regarding the summary of terms will be made available upon execution of the definitive agreement, which is expected in the next few weeks. ZIVO is ramping up production of algal biomass in preparation for the needs of the joint effort.

About NutriQuest®

NutriQuest® is a team of industry-leading animal experts serving producers by delivering targeted breakthrough solutions. NutriQuest is privileged to have a leadership role in the animal industry and driven by a strong sense of stewardship for animal production. Through collaboration with industry participants, technology providers and customers, NutriQuest is continually working on behalf of animal producers to fill critical needs and provide a high level of value.

With a large US swine customer base and growth in the poultry, ruminant and international sectors, the NutriQuest portfolio of solutions includes research-based feed additives, protein technologies, nutritional monitoring services, water quality products, and humane euthanasia technology, among others that improve performance and cost position to the producer. With world-class internal research capabilities, NutriQuest animal nutrition and production experts scrutinize products and technologies to ensure that all NutriQuest solutions meet or exceed rigorous standards for efficacy, return on investment and practicality.

About ZIVO Bioscience, Inc.

ZIVO Bioscience, Inc. (OTCQB: ZIVO) is a Michigan-based biotech company engaged in the investigation of the health benefits of bioactive compounds derived from its proprietary algal cultures, and the development of natural bioactive compounds for use as dietary supplements and food ingredients, as well as biologically derived and synthetic candidates for medicinal and pharmaceutical applications in humans and animals, specifically focused on autoimmune and inflammatory response modulation.

Safe Harbor Statement

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the timing of completion of a trial, actual future clinical trial results being different than the results the company has obtained to date, and the company's ability to secure funding. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.